UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities and Exchange Act of 1934
Date of Report: February 27, 2018
(Date of earliest event reported)
CafePress Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35468	94-3342816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

11909 Shelbyville Road, Louisville, Kentucky 40243
(Address of principal executive offices, including zip code)
(502) 995-2229
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) 2018 Cash Bonus Plan

On February 27, 2018, the Compensation Committee (the "Committee") approved the adoption of the Company’s 2018 cash bonus plan (the “2018 Bonus Plan”). Per the 2018 Bonus Plan, the Company’s executive officers, and certain other non-executive officers, may be eligible to receive a cash bonus expressed as a percentage of their salary in the event the Company achieves certain business metrics. The current base salaries for Phillip L. Milliner, the Company’s Chief Financial Officer, Robert D. Barton, the Company’s Chief Operating Officer, and Ekumene M. Lysonge, the Company’s Vice President, General Counsel and Secretary are $250,000, $225,000, and $240,000, respectively. Payouts under the 2018 Bonus Plan will be earned by achievement of payout targets, with 50% payable upon the achievement of certain minimum target levels, and 200% payable upon the achievement of certain maximum target levels. The bonus payout percentage was set at 50%, 50% and 40% of base salary for Mr. Milliner, Mr. Barton, and Mr. Lysonge, respectively. For each of Mr. Milliner, Mr. Barton and Mr. Lysonge, the target business metrics used are based on the Company’s Adjusted EBITDA performance.

The above description of the 2018 Bonus Plan does not purport to be complete and is qualified in its entirety by reference to a summary of such plan which is filed as Exhibit 10.1 hereto.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

10.1     2018 Cash Bonus Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto, duly authorized.

CAFEPRESS INC.
March 5, 2018	/s/ Ekumene M. Lysonge___________________ By: Ekumene M. Lysonge Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	2018 Cash Bonus Plan